================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 --------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 14, 2004

                         COMMISSION FILE NUMBER 1-13725
                                             --------------

                           ILINC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                            76-0545043
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)


2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA               85018
    (address of principal executive offices)                    (Zip code)




                                 (602) 952-1200
              (Registrant's telephone number, including area code)

                                 --------------




================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Pro Forma Financial Information (unaudited)

         iLINC COMMUNICATIONS, INC. AND GLYPHICS COMMUNICATIONS, INC. PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
           Introduction........................................................4
           Pro Forma Unaudited Condensed Combined Balance Sheet as of
               March 31, 2004..................................................5
           Pro Forma Unaudited Condensed Combined Statement of Operations
               for the year ended March 31, 2004...............................6
           Notes to Pro Forma Unaudited Condensed Combined Financial
               Statements......................................................7

     (b) Financial Statements of Business Acquired

         GLYPHICS COMMUNICATIONS, INC. FINANCIAL STATEMENTS
            Report of Independent Registered Public Accounting Firm............9
            Balance Sheets at December 31, 2003 and 2002......................10
            Statements of Operations for the years ended December 31, 2003 and 2002.......................................................11
            Statements of Shareholders' Equity (Deficit) for the years ended December 31, 2003 and 2002...............................12
            Statements of Cash Flows for the years ended December 31, 2003 and 2002.......................................................13
            Notes to Financial Statements.....................................14

EXHIBIT 23  Consent of Hansen, Barnett & Maxwell..............................20

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        iLinc Communications, Inc.


                                        By: /s/ James M. Powers, Jr.
                                            ------------------------------------
                                            James M. Powers, Jr.,
                                            Chairman of the Board, President and
                                            Chief Executive Officer
Date:  August 13, 2004

                           ILINC COMMUNICATIONS, INC.
                        AND GLYPHICS COMMUNICATIONS, INC.
           PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION

         The following pro forma combined financial statements reflect the acquisition of certain assets of Glyphics Communications, Inc. ("Glyphics") by iLinc Communications, Inc. ("iLinc"). The acquisition had a stated effective date of June 1, 2004 and was fully consummated on June 14, 2004.

         The pro forma unaudited condensed combined balance sheet is derived from the historical consolidated balance sheet of iLinc as of March 31, 2004 and the historical balance sheet of Glyphics as of December 31, 2003. The pro forma adjustments to the pro forma unaudited condensed combined balance sheet have been presented as if the acquisition had been consummated on March 31, 2004.

         The pro forma unaudited condensed combined statement of operations for the year ended March 31, 2004 is derived from the historical consolidated statement of operations of iLinc for the fiscal year ended March 31, 2004 and the historical statement of operations of Glyphics for the calendar year ended December 31, 2003. The pro forma adjustments to the pro forma unaudited condensed combined statement of operations have been prepared as if the acquisition of Glyphics had been consummated on April 1, 2003.

         The pro forma unaudited condensed combined financial statements are not necessarily indicative of the results of the future operations of iLinc. The pro forma unaudited condensed combined statements of operations do not reflect any of the anticipated cost savings resulting from integration of the operations of iLinc and Glyphics nor do they include any anticipated costs that may be incurred to integrate the operations of the two companies. The pro forma adjustments described in the accompanying notes are based on estimates derived from information currently available.

         The pro forma unaudited condensed combined financial statements should be read in conjunction with the notes thereto and the historical financial statements of Glyphics included in Item 7(b) of this Form 8-K/A. In addition, reference should be made to the historical consolidated financial statements of iLinc included in Form 10-K for the year ended March 31, 2004 as filed with the Securities and Exchange Commission.


                            ILINC COMMUNICATIONS, INC. AND GLYPHICS COMMUNICATIONS, INC.
                                PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                                AS OF MARCH 31, 2004
                                                   (IN THOUSANDS)

                                                                                          Pro Forma           Pro Forma
                                                              iLinc         Glyphics     Adjustments         as Adjusted
                                                           ------------   ------------   ------------        ------------
               ASSETS
Current Assets:
  Cash and cash equivalents                                $       292    $        --    $      (100) (A)    $       192
  Accounts receivable, net                                       1,097            632             --               1,729
  Prepaid expenses and other current assets                        108            108             --                 216
  Notes receivable                                                  25             --             --                  25
  Assets of discontinued operations                                 --            187             --                 187
                                                           ------------   ------------   ------------        ------------
     Total current assets                                        1,522            927           (100)              2,349

Property and equipment, net                                        310          1,356            253  (A)          1,919
Goodwill                                                         9,190             --            789  (A)          9,979
Intangible assets, net                                           1,061             --          1,981  (A)          3,042
Notes receivable                                                    25             --             --                  25
Other assets                                                        51             54            (54) (A)             51
Assets of discontinued operations                                  301             --             --                 301
                                                           ------------   ------------   ------------        ------------
     Total assets                                          $    12,460    $     2,337    $     2,869         $    17,666
                                                           ============   ============   ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Bank overdraft                                           $        --    $        66    $        --         $        66
  Current portion of long term debt                                961            747             --               1,708
  Accounts payable and accrued liabilities                       2,301          1,277           (185) (A)          3,393
  Deferred revenue                                               1,084             --             --               1,084
  Current portion of capital lease liabilities                     289            188             --                 477
  Liabilities of discontinued operations                            --             81             --                  81
                                                           ------------   ------------   ------------        ------------
     Total current liabilities                                   4,635          2,359           (185)              6,809

  Long term debt, less current maturities and
    net of discount                                              4,444             --             --               4,444
  Capital lease liabilities, less current maturities                15            269             --                 284
                                                           ------------   ------------   ------------        ------------
     Total liabilites                                            9,094          2,628           (185)             11,537
                                                           ------------   ------------   ------------        ------------

Commitments and contingencies                                       --             --             --                  --

Shareholders' equity (deficit):
  Preferred stock, 150,000 shares issued and outstanding            --             --             --                  --
  Common stock, 19,257,304 (historical) and
    22,076,659 (pro forma) shares issued and outstanding            19             10             (7) (A)             22
  Additional paid-in capital                                    36,395            867          1,893  (A)         39,155
  Accumulated deficit                                          (31,640)          (992)           992  (A)        (31,640)
  Less: Treasury shares, 1,432,412 at cost                      (1,408)          (176)           176  (A)         (1,408)
                                                           ------------   ------------   ------------        ------------
     Total shareholders' equity (deficit)                        3,366           (291)         3,054               6,129
                                                           ------------   ------------   ------------        ------------

     Total liabilities and shareholders'
       equity (deficit)                                    $    12,460    $     2,337    $     2,869         $    17,666
                                                           ============   ============   ============        ============


                      SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                                         5


                      ILINC COMMUNICATIONS, INC. AND GLYPHICS COMMUNICATIONS, INC.
                     PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   FOR THE YEAR ENDED MARCH 31, 2004
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             PRO FORMA          PRO FORMA AS
                                                 ILINC         GLYPHICS     ADJUSTMENTS           ADJUSTED
                                              ------------   ------------   ------------        ------------
Revenues
   Licenses ...............................   $     2,241    $        --    $        --         $     2,241
   Service and maintenance ................         3,665             --             --               3,665
   Conferencing and Seminars ..............            --          3,726            (21) (B)          3,705
                                              ------------   ------------   ------------        ------------
       Total revenue ......................         5,906          3,726            (21)              9,611
                                              ------------   ------------   ------------        ------------

Operating expenses
   Research and development ...............         2,754             --            (21) (B)          2,733
   Sales and marketing ....................         1,840          1,225             --               3,065
   General and administrative .............         2,237          4,015             --               6,252
   Depreciation and amortization ..........           462            563            419  (C)          1,444
                                              ------------   ------------   ------------        ------------
     Total operating expenses .............         7,293          5,803            398              13,494
                                              ------------   ------------   ------------        ------------
Loss from operations ......................        (1,387)        (2,077)          (419)             (3,883)
                                              ------------   ------------   ------------        ------------

Interest expense ..........................        (1,233)           (70)            --              (1,303)
Interest income and other .................             6              4             --                  10
Net gain on settlement of debt and other
   obligations ............................           349             --             --                 349
Loss on asset disposal ....................            --            (73)            --                 (73)
Loss on foreign currency translation ......           (28)            --             --                 (28)
                                              ------------   ------------   ------------        ------------
                                                     (906)          (139)            --              (1,045)
                                              ------------   ------------   ------------        ------------

Loss from continuing operations before
   income taxes ...........................        (2,293)        (2,216)          (419)             (4,928)
Income tax expense ........................            --             --             --                  --
                                              ------------   ------------   ------------        ------------

Loss from continuing operations ...........        (2,293)        (2,216)          (419)             (4,928)
Income from discontinued operations .......           275          1,600             --               1,875
                                              ------------   ------------   ------------        ------------


Net loss ..................................        (2,018)          (616)          (419)             (3,053)
Preferred stock dividends .................           (75)            --             --                 (75)
Imputed preferred stock dividends .........          (247)            --             --                (247)
                                              ------------   ------------   ------------        ------------

Net loss available to common shareholders .   $    (2,340)   $      (616)   $      (419)        $    (3,375)
                                              ============   ============   ============        ============

 Earnings (loss) per common share,
     basic and diluted
   From continuing operations .............   $     (0.16)                                      $     (0.27)
   From discontinued operations ...........          0.02                                              0.10
                                              ------------                                      ------------
   Net earnings (loss) per common share ...   $     (0.14)                                      $     (0.17)
                                              ============                                      ============

 Number of shares used in calculation of
     earnings (loss) per share
     basic and diluted: ...................        16,743                                (D)         19,563
                                              ============                                      ============

            SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                                   6

      NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

         On June 3, 2004, iLinc executed an asset purchase agreement to acquire substantially all of the assets of and assume certain liabilities of Glyphics Communications, Inc., a Utah based private company. The acquisition had a stated effective date of June 1, 2004 and was fully consummated on June 14, 2004. The purchase price, which was originally estimated to total $5.568 million, is based on a multiple of the Glyphics' 2003 annual audio conferencing business revenues (as defined in the asset purchase agreement). The purchase price was to be paid with the assumption of specific liabilities, with the balance paid using iLinc's common stock at the fixed price of $1.05 per share. ILinc's plans to continue to pursue the business formerly conducted by Glyphics on an integrated basis with its existing Web conferencing products.

         In exchange for the assets received iLinc assumed $2.1 million in debt and issued 2.8 million shares of our common stock. An additional 704,839 shares of the Company's common stock is currently being held in escrow and is subject to the claims of the Company for: (1) the amount, if any, that the audited audio conferencing business revenues (as defined in the asset purchase agreement) earned by the Company during the twelve months after the closing date are less than the audited audio conferencing business revenues (as defined in the asset purchase agreement) recorded by Glyphics during the twelve months ending with the closing date of the acquisition, (2) the representations and warranties made by Glyphics' and its shareholders in the asset purchase agreement, and (3) the amount if any that the liabilities accrued or paid by the Company are in excess of those specifically scheduled and assumed as part of the asset purchase agreement. Those contingent escrow shares shall be returned to the Company by the escrow agent in the event that those revenue performance targets and contingent liability requirements are not achieved.

         The purchase price is calculated as if the purchase was consummated on March 31, 2004, as follows (in thousands):

       Issuance of iLinc common stock valued at $0.98 per share..    $    2,763
       Acquisition costs.........................................           100
                                                                     -----------
          Net purchase price, including acquisition costs........         2,863

       Assumed liabilities.......................................         2,443
                                                                     -----------
          Total purchase price...................................    $    5,306
                                                                     ===========

         The following is a summary of the significant assumptions and adjustments used in preparing the pro forma unaudited condensed combined balance sheet as of March 31, 2004 and the pro forma unaudited condensed combined statement of operations for the year ended March 31, 2004.

(A) The total purchase price has initially been allocated to assets acquired and liabilities assumed based upon their estimated fair values in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations." The excess purchase price over the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed has been assigned to goodwill.

         The purchase price of Glyphics has initially been allocated as follows:

                                                                           PURCHASE
                                                          HISTORICAL         PRICE         PRO FORMA
                                                            AMOUNT         ALLOCATION      ADJUSTMENT
                                                         -------------   --------------   -------------
                                                                         (IN THOUSANDS)
   Current assets...................................     $        927    $         827    $       (100)
   Property and equipment...........................            1,356            1,609             253
   Goodwill ........................................               --              789             789
   Other assets ....................................               54               --            (54)
   Identifiable intangible assets ..................               --            1,981           1,981
   Current liabilities..............................           (2,359)          (2,174)            185
   Capital leases...................................             (269)            (269)             --
   Common stock.....................................              (10)              (3)              7
   Capital in excess of par value...................             (867)          (2,760)         (1,893)
   Accumulated deficit..............................              992               --            (992)
   Treasury Shares..................................              176               --            (176)
                                                         -------------   --------------   -------------
                                                         $         --    $          --    $         --
                                                         =============   ==============   =============

(B) Reflects the elimination of sales between iLinc and Glyphics prior to the acquisition.

(C) Reflects additional amortization and depreciation of the identifiable tangible and intangible assets recorded as part of the Glyphics acquisition.

(D) Pro forma weighted average shares of common stock outstanding is summarized below:

                                                                             YEAR ENDED
                                                                           MARCH 31, 2004
                                                                          ----------------
             iLinc historical weighted average common shares:
                 Basic and diluted........................................      16,743
             iLinc shares issued for the acquisition of
                 Glyphics.................................................       2,820
                                                                          ----------------
             Pro forma weighted average common shares:
                 Basic and diluted........................................      19,563
                                                                          ================


                           HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                           5 Triad Center, Suite 750
                         Salt Lake City, UT 84180-1128
                             Phone: (801) 532-2200
                              Fax: (801) 532-7944
                                www.hbmcpas.com




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
Glyphics Communications, Inc.

We have audited the accompanying balance sheets of Glyphics Communications, Inc as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glyphics Communications, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                                   /S/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 22, 2004


                               GLYPHICS COMMUNICATIONS INC.
                                      BALANCE SHEETS

                                                                       DECEMBER 31,
                                                               ---------------------------
                                                                   2003          2002
------------------------------------------------------------------------------------------
                         ASSETS
CURRENT ASSETS
  Cash                                                         $        --    $    91,828
  Accounts receivable, net of allowance for doubtful
     accounts of $29,288 and $33,331, respectively                 631,783        375,312
  Prepaid expenses                                                 107,953         59,519
  Assets of discontinued operations                                186,888        596,824
------------------------------------------------------------------------------------------
     TOTAL CURRENT ASSETS                                          926,624      1,123,483
------------------------------------------------------------------------------------------

OTHER ASSETS
  Property and equipment, less accumulated
     depreciation of $2,343,292 and $1,826,628, respectively     1,356,338      1,195,730
  Deposits                                                          43,186         34,346
  Other assets                                                      10,466         11,366
------------------------------------------------------------------------------------------
     TOTAL OTHER ASSETS                                          1,409,990      1,241,442
------------------------------------------------------------------------------------------

TOTAL ASSETS                                                   $ 2,336,614    $ 2,364,925
==========================================================================================

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Bank overdraft                                               $    65,931    $        --
  Accounts payable                                               1,127,459        911,870
  Deposits received                                                 39,641         23,506
  Accrued expenses                                                 109,672        248,786
  Notes payable- current portion                                   746,721        494,608
  Obligations under capital leases- current portion                188,067         36,728
  Liabilities of discontinued operations                            81,313        285,218
------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                        2,358,804      2,000,716
------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES
  Notes payable- long-term portion                                      --         34,006
  Obligations under capital lease- long-term portion               268,970          5,515
------------------------------------------------------------------------------------------
TOTAL LONG-TERM LIABILITIES                                        268,970         39,521
------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                2,627,774      2,040,237
------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY (DEFICIT)
Common shares - $1 par value; 10,000 shares authorized,
   issued and outstanding                                           10,000         10,000
Additional paid in captial                                         867,189        867,189
Treasury stock  - 3,333 shares at cost                            (175,800)      (175,800)
Accumulated deficit                                               (992,549)      (376,701)
------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                              (291,160)       324,688
------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)           $ 2,336,614    $ 2,364,925
==========================================================================================

        The accompanying notes are an integral part of these financial statements.

                                            10

                          GLYPHICS COMMUNICATIONS, INC
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                        FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                     ---------------------------
                                                         2003         2002
--------------------------------------------------------------------------------

Revenue                                              $ 3,726,181    $ 2,618,182
COST OF REVENUE                                        1,999,453      1,713,613
--------------------------------------------------------------------------------
     GROSS PROFIT                                      1,726,728        904,569
--------------------------------------------------------------------------------
OPERATING EXPENSES
  Commissions                                            666,572        784,473
  General administrative and other selling expense     3,137,523      2,727,352
--------------------------------------------------------------------------------
     TOTAL OPERATING EXPENSES                          3,804,095      3,511,825
--------------------------------------------------------------------------------
OPERATING LOSS                                        (2,077,367)    (2,607,256)

OTHER INCOME (EXPENSE)
  Loss on asset disposal                                 (72,368)            --
  Interest expense                                       (69,965)       (43,964)
  Interest income                                          3,733          4,082
--------------------------------------------------------------------------------
     NET OTHER EXPENSE                                  (138,600)       (39,882)
--------------------------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS                       (2,215,967)    (2,647,138)
INCOME FROM DISCONTINUED OPERATIONS                    1,600,119      2,517,367
--------------------------------------------------------------------------------
NET LOSS                                             $  (615,848)   $  (129,771)
================================================================================

BASIC AND  DILUTED LOSS PER COMMON SHARE
  Continuing operations                                  (332.38)       (397.05)
  Discontinued operations                                 240.01         377.59
--------------------------------------------------------------------------------
NET LOSS PER COMMON SHARE                                 (92.37)        (19.46)
================================================================================

NUMBER OF SHARES USED IN CALCULATION OF LOSS
PER SHARE BASIC AND DILUTED                                6,667          6,667
================================================================================


   The accompanying notes are an integral part of these financial statements.



                                                    GLYPHICS COMMUNICATIONS, INC.
                                            STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                           FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003



                                    COMMON SHARES                             TREASURY SHARES                            TOTAL
                               --------------------        ADDITIONAL      ---------------------      ACCUMULATED     SHAREHOLDERS'
                                 SHARES     AMOUNT      PAID-IN CAPITAL    SHARES       AMOUNT        DEFICIT       EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 2001      10,000   $ 10,000        $ 867,189        (1,000)    $(50,000)     $ (246,930)          $ 580,259
-----------------------------------------------------------------------------------------------------------------------------------
Repurchase of shares                  -          -                -        (2,333)    (125,800)              -            (125,800)
Net loss                              -          -                -             -            -        (129,771)           (129,771)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2002      10,000     10,000          867,189        (3,333)    (175,800)       (376,701)            324,688
Net loss                              -          -                -             -            -        (615,848)           (615,848)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2003      10,000   $ 10,000        $ 867,189        (3,333)  $ (175,800)     $ (992,549)         $ (291,160)
===================================================================================================================================




                             The accompanying notes are an integral part of these financial statements.


                                                                 12


                                   GLYPHICS COMMUNICATIONS, INC
                                     STATEMENTS OF CASH FLOWS

                                                                             FOR THE YEARS
                                                                           ENDED DECEMBER 31,
                                                                      ---------------------------
                                                                         2003           2002
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations                                   $(2,215,967)   $(2,647,138)
Adjustments to reconcile net loss from continuing
  operations to net cash from operating activities:
   Depreciation                                                           559,329        501,238
   Change in allowance for doubtful accounts                               (4,043)        12,564
   Loss from asset disposal                                                72,368             --
Changes in operating assets and liabilities
   Accounts receivable                                                   (252,428)       (89,863)
   Prepaid expenses                                                       (48,434)       (15,569)
   Accounts payable                                                       215,589       (124,454)
   Deposits received                                                       16,135         (9,827)
   Accrued liabilities                                                   (139,114)        43,631
-------------------------------------------------------------------------------------------------
   NET CASH FROM OPERATING ACTIVITIES                                  (1,796,565)    (2,329,418)
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                       (178,713)      (330,499)
Change in other assets and deposits                                        (7,940)         2,300
-------------------------------------------------------------------------------------------------
   NET CASH FROM INVESTING ACTIVITIES                                    (186,653)      (328,199)
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in bank overdraft                                                 65,931             --
Proceeds from notes payable                                               623,748         20,000
Payments on notes payable and capital leases                             (604,439)      (110,390)
-------------------------------------------------------------------------------------------------
   NET CASH FROM FINANCING ACTIVITIES                                      85,240        (90,390)
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM CONTINUING OPERATIONS                                  (1,897,978)    (2,748,007)
CASH FLOWS FROM DISCONTINUED OPERATIONS                                 1,806,150      2,576,830
-------------------------------------------------------------------------------------------------
NET CHANGE IN CASH                                                        (91,828)      (171,177)
CASH AT BEGINNING OF YEAR                                                  91,828        263,005
-------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                   $        --    $    91,828
=================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid for interest                                             $    69,965    $    43,964
=================================================================================================
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Equipment acquired under capital lease                              $   613,592    $        --
  Acquisition of treasury stock with a note payable                   $        --    $   125,800
=================================================================================================



            The accompanying notes are an integral part of these financial statements.

                                               13

                          GLYPHICS COMMUNICATIONS, INC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Glyphics Communications, Inc., (the "Company"), was incorporated under the laws of the State of Utah in August 1998. The Company provides business communication services for everyday business meetings and events to individuals and companies throughout the United States. The Company's services include automated audio conferencing and tele conferencing with simple web controls and presentation tools.

NOTE 2 - DISCONTINUED OPERATIONS

In July 2003, the Company sold all of its long distance customer accounts to an unrelated entity. Under the terms of sale the buyer agreed to pay the Company amount equal to 2.25 times service revenue for certain bill cycles which originally totaled $543,558 and subsequently renegotiated to $437,698. Through December 31, 2003 the Company had received proceeds of $250,810 and had a remaining receivable of $186,888. In accordance with SFAS 144 "Accounting for Impairment on Disposal of Long-lived Assets", the Company has restated its historical results to reflect its long distance business segment as a discontinued operation.

A summary of the results from discontinued operations for the years ended December 31, 2003 and 2002 are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                       2003             2002
--------------------------------------------------------------------------------
Net revenue                                         $ 1,541,913     $ 3,446,578
Operating expenses                                     (379,492)       (929,211)
--------------------------------------------------------------------------------
Income from operations                                1,162,421       2,517,367
Gain on sale of long distance                           437,698              --
Income tax expense                                           --              --
--------------------------------------------------------------------------------
NET INCOME FROM DISCONTINUED OPERATIONS             $ 1,600,119     $ 2,517,367
================================================================================

A summary of the assets and liabilities of the Company's discontinued operations are as follows:

                                                              DECEMBER 31,
                                                        ------------------------
                                                           2003         2002
--------------------------------------------------------------------------------
ASSETS
  Receivable from buyers of long distance segment       $ 186,888     $      --
  Accounts receivable, net of allowance for doubtful
     accounts of $0 and $53,002, respectively                  --       596,824
--------------------------------------------------------------------------------
                                                        $ 186,888     $ 596,824
--------------------------------------------------------------------------------
LIABILITIES
  Accrued expenses                                      $  81,313     $ 285,218
--------------------------------------------------------------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates are used in these financial statements to determine the allowance for doubtful accounts, useful lives of depreciable assets and the valuation allowance for deferred tax assets.

BASIS OF PRESENTATION
The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. As shown in the financial statements, during the years ended December 31, 2003 and 2002, the Company incurred losses from continuing operations of $2,215,967 and $2,647,138, respectively. During the years ended December 31, 2003 and 2002, the Company's continuing operations used $1,796,565 and $2,329,418 of cash, respectively. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. Management has addressed this concern by selling substantially all the assets of the Company to iLinc Communications, Inc. (iLinc) for a yet-to-be determined purchase price. Also, as part of the purchase iLinc will assume $2.114 million in specific liabilities.

REVENUE RECOGNITION
AUDIO CONFERENCING - Revenue for the Company's Audio Conferencing service is generally based upon the actual time that each participant is on the phone. In addition, the Company charges customers a fee for additional services such as call taping, digital replay, participant lists and transcription services. The Company recognizes usage revenue and related fees from its Operator Assisted Conferencing service in the period the call is completed.

TELE SEMINAR - The Company records revenue from tele seminars on the net basis in accordance with EITF 99-19 REPORTING REVENUE GROSS AS A PRINCIPAL VERSUS NET AS AN AGENT. As a service to the tele seminar sponsor, the Company collects all fees from tele seminar customers. Upon the conclusion of the tele seminar, the Company retains an agreed upon fee plus phone usage charges and remits the remaining fees collected to the tele seminar sponsor. Under the net method of recognizing revenue, only the agreed upon tele seminar fee and phone usage charges are recorded as revenue upon completion of the tele seminar. Any fees received in advance of the seminar are classified as deposits received in the Company's accompanying financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company records an allowance for doubtful accounts to provide for losses on accounts receivable due to customer credit risk. Increases to the allowance for doubtful accounts are charged to other operating expense as bad debt expense. Losses on accounts receivable due to financial distress or failure of the customer are charged to the allowance for doubtful accounts. The allowance estimate is based on an analysis of the historical rate of credit losses. The accuracy of the estimate is dependent on the future rate of credit losses being consistent with the historical rate. If the rate of future credit losses is greater than the historical rate, then the allowance for doubtful accounts may not be sufficient to provide for actual credit losses. The allowance for doubtful accounts for the Company from continuing operations was $29,288 and $33,331, respectively, as of December 31, 2003 and 2002.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid debt investments with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

The Company maintains cash balances in various accounts at one financial institution. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limit.

The Company also, at times, issues disbursements to vendors in excess of cash deposited in bank creating a bank overdraft. Bank overdrafts are classified as a current liability in accompanying financial statement.

EQUIPMENT AND DEPRECIATION
Equipment is stated at cost. Depreciation is calculated on an accelerated method over the estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of related lease terms or their estimated useful lives. Depreciation expense includes capital lease amortization charges. Upon retirement or sale, the cost of the assets disposed and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in operations in the period realized.

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is considered impaired when anticipated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. No such impairment charges were recorded for the years ended December 31, 2003 and 2002.

ADVERTISING COSTS
Advertising costs are expensed when incurred. Total advertising expense was $51,992 and $29,149 for the years ended December 31, 2003 and 2002, respectively.

INCOME TAXES
The Company utilizes the liability method of accounting for income taxes in accordance with SFAS No. 109 ACCOUNTING FOR INCOME TAXES. Under this method, deferred taxes are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse.

The Company has recorded a full valuation allowance to reduce the carrying value of its net deferred tax assets because it has concluded that it is more likely than not that it will not be realized due to continuing operating losses. The Company has considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax asset would increase net income in the period such a determination was made.

TREASURY STOCK
The Company records treasury stock purchases under the cost method whereby the entire cost of the acquired stock is recorded as treasury stock. The FIFO method is used on the subsequent reissue of shares and any resulting gains or losses are credited or charged to capital.

BASIC AND DILUTED LOSS PER SHARE
Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Due to the Company having no contracts to issue common stock, diluted loss per share is the same as basic loss per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts of cash and cash equivalents, accounts receivables and accounts payable approximate fair values due to the short-term maturities of these instruments (presented in assets both from continuing and discontinued operations). The carrying amounts of the Company's long-term borrowings and capital lease obligations as of December 31, 2003 and 2002, approximate their fair value based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

RECENT ACCOUNTING PRONOUNCEMENTS
In May 2003, SFAS No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY" was issued. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, results of operations, or cash flows.

On December 18, 2003 the SEC issued Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB 104"), which supersedes SAB 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, ACCOUNTING FOR REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES. The adoption of SAB 104 did not have a material impact the Company's financial position or results of operations.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                             DECEMBER 31,
                                                      --------------------------
                                                          2003          2002
--------------------------------------------------------------------------------
Equipment                                             $ 3,469,821   $ 2,782,868
Furniture and fixtures                                    182,939       161,399
Tenant improvements                                        46,870        78,091
--------------------------------------------------------------------------------
                                                        3,699,630     3,022,358
Less: accumulated depreciation                         (2,343,292)   (1,826,628)
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET                           $ 1,356,338   $ 1,195,730
================================================================================

Depreciation expense for the years ended December 31, 2003 and 2002 was $559,329 and $501,238, respectively.

NOTE 5 - NOTES PAYABLE

Notes payable consisted of the following:

                                                              DECEMBER 31,
                                                      --------------------------
                                                          2003          2002
--------------------------------------------------------------------------------
Notes payable to a former shareholder; interest rate
of 6.75%; paid subsequent to December 31, 2003.        $   27,006    $  112,789

Notes payable to partnership; interest rate of
8%; due upon final sale of assets; unsecured.              20,693            --

Note payable from a commercial bank; interest rate
at prime (4.0% at December 31, 2003); originally
due March 2004, subsequently extended to March 2005;
secured by personal guarantees and a life insurance
policy.                                                   400,000       400,000

Promissory note to bank (in shareholders' name);
interest rate of prime plus 1.0% (5.0% at December 31,
2003); orginally due May 2004, extended through
completion of acquisition; secured by personal
guarantees.                                               250,000            --

Line of credit from a commericial bank; with an
interest rate at prime plus 2.0% (6.0% at December
31, 2003); currently due; unsecured.                       49,022        15,825
--------------------------------------------------------------------------------
                                                          746,721       528,614
Less: current portion of notes payable                   (746,721)     (494,608)
--------------------------------------------------------------------------------
LONG-TERM PORTION OF NOTES PAYABLE                      $      --    $   34,006
================================================================================


NOTE 6 - TREASURY STOCK

During 2001, the Company purchased 1,000 shares back from a shareholder for $50,000 cash. During 2002, the Company repurchased an additional 2,333 shares of common stock from this same individual for $125,800 under a note payable.

NOTE 7 - INCOME TAXES

The Company did not incur any income tax expense for the years ended December 31, 2003 and 2002. Significant components of the Company's deferred tax assets were as follows:

                                                           DECEMBER 31,
                                                   -----------------------------
                                                       2003            2002
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
  Reserves for uncollectible accounts              $     10,924    $     32,202
  Deferred revenue                                       14,786           8,768
  Net operating loss carryforward                       353,708          82,856
--------------------------------------------------------------------------------
  Total deferred tax assets                             379,418         123,826
  Less: valuation allowance                            (379,418)       (123,826)
--------------------------------------------------------------------------------
     NET DEFERRED TAX ASSET                        $         --    $         --
================================================================================

The differences between the statutory federal tax rate and the Company's effective tax rate on continuing operations were as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   -----------------------------
                                                       2003          2002
--------------------------------------------------------------------------------
Tax benefit at U.S. Statutory rate (34%)                (780,356)      (900,027)
State income benefit, net of federal benefit             (75,740)       (87,356)
Nondeductible expenses and other                           3,659         10,837
Change in valuation allowance, net                       852,437        976,546
--------------------------------------------------------------------------------
TOTAL TAX BENEFIT                                             --             --
================================================================================

At December 31, 2003, the Company had federal net operating loss carryovers for income tax purposes of approximately $948,278. These loss carryovers may be subject to annual limitation on their usage and expire 2022 through 2023.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS
The Company leases a portion of its property and equipment under the terms of capital and operating leases.

Assets recorded under capital leases, at December 31, 2003, consisted of the following:


     Cost                                                           $   667,768
     Less: accumulated depreciation                                    (139,047)
--------------------------------------------------------------------------------
                                                                    $   528,721
================================================================================

Future minimum lease payments under capital leases and noncancelable operating leases with initial or remaining terms of one or more years consisted of the following at December 31, 2003:


                                                        CAPITAL      OPERATING
--------------------------------------------------------------------------------
Year ending December 31,
                          2004                        $ 211,075      $  142,551
                          2005                          187,020         144,227
                          2006                           93,510         151,016
                          2007                               --         160,232
--------------------------------------------------------------------------------
Total minimum lease payments                            491,605      $  598,026
Less: amounts representing interest                     (34,568)     ===========
----------------------------------------------------------------
Present value of minimum lease payments                 457,037
Less: current portion                                  (188,067)
----------------------------------------------------------------
OBLIGATION UNDER CAPITAL LEASE- LONG TERM             $ 268,970
================================================================

The Company incurred rent expense of $281,091 and $226,862 during the years ended December 31, 2003 and 2002, respectively.

SUBLEASE RENTALS
During 2003, the Company subleased space to various companies for storing servers and related equipment in an "offsite" environment. The amounts received for these subleases are netted against lease expense. The Company received $79,197 in sublease rentals during the year ended December 31, 2003. None of these sublease rentals have commitments that extend beyond one year.

CHANGE IN ESTIMATE
Based on settlements and the receipt of additional information received subsequent to December 31, 2002 and 2001, certain accrued liabilities at December 31, 2002 and 2001 were either partially or fully relieved. These items have been accounted for as a change in estimate and adjusted through discontinued operations during the years ended December 31, 2003 and 2002. The effect of these changes in estimate was an increase in income from discontinued operations and decrease to net loss totaling $523,970 and $203,905 during the years ended December 31, 2003 and 2002, respectively.

CONCENTRATION OF SUPPLIERS
For the year ended December 31, 2003, the Company had two suppliers of telecom services that represented 12% and 14%, respectively, of cost of revenue. For the year ended December 31, 2002, the Company had one supplier of telecom services that represented 31% of cost of revenue.

NOTE 9 - SUBSEQUENT EVENTS

On June 3, 2004, the Company entered into an agreement with iLinc Communications, Inc. (iLinc) whereby iLinc agreed to buy substantially all of the assets and assume certain liabilities of the Company. The acquisition had a stated effective date of June 1, 2004. The purchase price will be based on a multiple of the Company's business revenues. The purchase price will be paid with iLinc's common stock and the assumption of $2.114 million in specific liabilities of the Company.